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                                                                   EXHIBIT 10.43

                 SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

         THIS SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (this "Amendment") is made as of the Amendment Date (as hereinafter defined) by and among ProLogis North Carolina Limited Partnership, a Delaware limited partnership (hereinafter referred to as "Landlord") and Priority Fullfillment Services, Inc., a Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord (or its predecessor-in-interest) and Tenant (or its predecessor-in-interest) entered into that certain Industrial Lease Agreement dated March 31, 1999 relating to the lease of approximately 120,000 square feet of space within the Building (Building "1" of Southpark), located in Memphis, Shelby County, Tennessee (the "Original Demised Premises"); and as modified by that First Amendment To Industrial Lease dated December 30, 1999 wherein the Lease was assigned to the Tenant and the Original Demised Premises was expanded to include the remaining 100,100 square feet of space within the Building (the "Expansion Space"; the Original Demised Premises and the Expansion Space being referred to hereinafter collectively as the "Demised Premises") totaling 220,100 square feet and subject to the terms and conditions set forth herein. The Lease dated March 31, 1999 and the First Amendment To Industrial Lease Agreement dated December 30, 1999 shall hereinafter collectively be referred to as the "Lease".

         WHEREAS, Landlord and Tenant desire to extend the Term of the Lease and to modify certain other terms and conditions as set forth below.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Lease unless otherwise set forth herein.

     2. The Term of the Lease shall be extended for a period of five (5 ) years beginning January 1, 2004 (the "Extension Commencement Date") such that the expiration date of the Lease Term shall be December 31, 2008 ("Expiration Date") unless terminated earlier in accordance with the Lease.

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     3.   Beginning upon the Extension Commencement Date the Base Rent shall be paid pursuant to the Lease through the Expiration Date.
          Notwithstanding anything in Section 1(d) of the Lease to the contrary, from and after the Extension Commencement Date, the following Annual Base Rent shall be due with respect to the Demised Premises, as pursuant to the terms hereof:

          Extension Commencement Date - December 31, 2008            $572,260.00

     4. Notwithstanding anything in Section (e) of the Lease to the contrary, from and after the Extension Commencement Date, the following Monthly Base Rent

          Installments shall be due with respect to the Demised Premises, as pursuant to the terms hereof:

          Extension Commencement Date - December 31, 2008            $ 47,688.33

     5. Termination Option: Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right at any time on or before October 1, 2006 to send Landlord irrevocable written notice (the "Termination Notice") that Tenant has elected to terminate this Lease effective on April 30, 2007. If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord $190,000.00 contemporaneously with Tenant's delivery of the Termination Notice to Landlord. Such amount is consideration for Tenant's option to terminate and shall not be applied to rent or any other obligation of Tenant. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under this Lease prior to the effective date of such termination.

     6. Renewal Options: See attached Addendum 1 captioned "Two Renewal Options at Market".

     7. Landlord shall furnish or perform, at its sole cost and expense, those certain improvements to the Demised Premises using building standard materials as follows:

               1. Provide a discretionary allowance in the amount of $50,000 to be applied toward miscellaneous improvements within the Demised Premises with funds allocated on or before December 31, 2004 supported by an invoice requesting payment.

               2. Provide and install seven (7) 35,000 lb. mechanical pit style levelers at doors # 1, 2, 3, 5, 7, 9 & 11. Repair damage to all dock

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                    doors, seals, and shelters including roll-up door at tunnel.
                    Provide and install seven (7) new shelters at dock doors receiving new pit leveler.

               3. Relocate existing furnace control from aisle BQ11911 to back building wall.

               4. Inspect and/or service all existing roof mounted exhaust fans.

               5. Relocate up to 65 existing warehouse light fixtures to the center of the aisle as designated in walk-through. All existing light fixtures to be made operational.

               6.   Install a 12'x6' awning at employee entrance.

               7. Construct a new 10'x10' office at employee entrance. New office to have VCT flooring, acoustic ceiling, and self-contained heatpump/ac unit/ or provide self-contained modular unit.

               8. Tape, float, and paint around all existing warehouse mandoors along south elevation.

               9. Re-carpet existing carpeted areas within the existing east office area including replacing VCT in breakroom; replace vent in east office restroom; replace any damaged ceiling tile and clean air vents in east and west office areas; install counter for sinks in east office restrooms; paint all interior office walls and door frames of east and west office areas.

               10.  Install one (1) view window at existing clerk's office.

               11. Provide bollard and chain at west driveway to limit access. Lock and key to be controlled by Tenant but in accordance with all legal requirements.

               12. Repair pitting and depressions around existing building clean outs/inspection covers at south dock at Landlord's reasonable discretion.

               13. Repair cracks in concrete drive-in ramp at Landlord's reasonable discretion.

     8. Notwithstanding the provisions of Paragraph 9 of Exhibit C of the Lease, captioned "Forklift Connector Enclosure", in the event Landlord, at Landlord's discretion, elects to demolish and remove the Connector, Tenant shall not be obligated to reimburse Landlord for the cost of such demolition.

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     9.   Effective as of the Amendment Date, Section 1 (m) of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          (m)     Address for notice:

                  Landlord:      ProLogis North Carolina Limited Partnership
                                 14100 East 35th Place
                                 Aurora, CO  80011

                  Tenant:        Priority Fullfillment Services, Inc. (PFS web)
                                 Attn: Scott Talley
                                 4638 East Shelby Drive
                                 Memphis, TN  38017

     10. Effective as of the Amendment Date, Section 1 (n) of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          (n)     Address for rental payments:        ProLogis
                                                      P.O. Box 198267
                                                      Atlanta, GA 30384-8267

     11. Notwithstanding the provisions of the Lease (Paragraph 13 of the First Amendment To Industrial Lease Agreement), Tenant shall not be responsible to restore the demising wall described in said paragraph.

     12. Except for Commercial Tennessee, Inc., whose commission shall be paid by Landlord in accordance with a separate written agreement, Landlord and Tenant each represents and warrants to the other than neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee base on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing.

     13. With the exception of those terms and conditions specifically modified and amended herein, the Lease as modified shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Second Amendment To Industrial Lease and the terms and provisions of the Lease as modified, the terms and provisions of this Second Amendment To Industrial Lease shall supersede and control.

     14. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

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     15.  Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under the Lease or this Second Amendment To Industrial Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

     16. For purposes of this Amendment, the term "Amendment Date" shall mean the date upon which this Amendment is signed by Landlord or Tenant, whichever is later.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed as of the Amendment Date.

                                  LANDLORD:

     Date:________________

                                  ProLogis North Carolina Limited Partnership, a Delaware limited partnership
                                  By: ProLogis North Carolina (1) Incorporated, a Maryland corporation, its General Partner

                                  By:_______________________________________
                                     Name: Charles E. Sullivan
                                     Title: Senior Vice President

                                  TENANT;

     Date:________________

                                  Priority Fullfillment Services, Inc.,
                                  a Delaware corporation

                                  By:__________________________
                                     Name: Mark C. Layton
                                  Title:______________________

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